Exhibit 10.4

EXECUTION COPY

SECURITY AGREEMENT

This Security Agreement (this “Agreement”) is made and effective as of July 10, 2009 by and between Manitex International, Inc., a Michigan corporation (“Debtor”), and Avis Industrial Corporation, an Indiana corporation (“Secured Party”).

WHEREAS, Debtor and Secured Party, as of the date hereof, have entered into a stock purchase agreement (“Stock Purchase Agreement”) in which Secured Party has sold all of the outstanding shares of capital stock of Badger Equipment Company (“Badger”) to Debtor for a purchase price which includes, among other things, that certain promissory note in the amount of $2,750,000.00, dated as of the date hereof, made by Debtor in favor of Secured Party (the “Note”).

WHEREAS, Debtor and Secured Party agree that the Note is to be secured, pursuant to this Agreement, by all of the outstanding shares of capital stock of Badger.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereby agree as follows:

1. Creation of Security Interest. For value received, Debtor hereby grants to Secured Party a security interest in all of the outstanding shares of capital stock of Badger, together with all rights related thereto (the “Collateral”).

2. Obligation Secured. The Collateral shall secure the performance and payment by Debtor of the Note.

3. Delivery of Collateral/Perfection of Security Interest. Debtor shall promptly deliver and transfer stock certificates representing all of the outstanding shares of capital stock to Secured Party on the date hereof. Debtor shall perform all acts as Secured Party may request so as to maintain a valid security interest for Secured Party in all of the outstanding shares of capital stock of Badger.

4. Protection of Collateral. During the period of time in which the Note is unpaid to the Secured Party, Debtor agrees no additional shares of capital stock of Badger shall be issued.

5. Default. The occurrence of any of the following events shall cause a default hereunder (each of the following, a “Default”):

a. Failure by Debtor to honor or perform any of the terms or conditions of this Agreement, which failure shall continue for more than 30 days after notice from Secured Party to Debtor.

b. Failure by Debtor to pay when due, as detailed in the Note, any required payments of principal or interest thereon, and such payments remain unpaid for more than 60 days from the due date.

c. The insolvency of Debtor, the making by Debtor of a general assignment for the benefit of creditors, commencement by or against Debtor of any proceeding under Federal Bankruptcy Act or any under state insolvency statute, appointment of a receiver or issuance of a writ or order of attachment or garnishment on any of the property, asset or income of Debtor or any surety or guarantor of indebtedness.

6. Remedies. Upon the occurrence and during the continuance of any Default hereunder, (a) all or any part of the unpaid balance of principal and interest under the Note shall become due and payable immediately, without notice and demand, at the election of Secured Party, (b) Secured Party shall have all of the rights and remedies of a secured party under I.C. 26-1-9-501 et seq of the State of Indiana, and (c) without limiting any of the foregoing, Secured Party may sell, assign, transfer and deliver the whole of the Collateral, or any part thereof, as Secured Party may elect.

7. Voting and Dividends. So long as no Default has occurred and is continuing, (a) Debtor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose, and (b) Debtor shall be entitled to receive and retain any and all dividends and interest paid in respect of the Collateral. If a Default has occurred and is continuing, Secured Party (and only Secured Party) may exercise any and all rights with respect to the Collateral.

8. Waiver. Debtor waives any right that Debtor may have to require Secured Party to proceed against any other person, to proceed against or exhaust the Collateral or any part thereof, or to pursue any other remedy that Secured Party may have. Debtor further waives all defenses arising by reason of disability or cessation of liability or any other person.

9. Amendment. This Agreement may not be modified, amended, waived, extended, changed, transferred, discharged or terminated orally or by any act or failure to act on the part of Debtor or Secured Party, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

10. Term of Agreement. This agreement is a continuing agreement, and all rights, powers, and remedies hereunder shall apply to all past, present, and future indebtedness of Debtor to Secured Party, dissolution and capacity or insolvency of Debtor and shall continue in full force until all of the indebtedness under the Note shall have been paid in full. The power of sale and other rights and remedies granted to Secured Party hereunder may be exercised even though suit on indebtedness may be barred by any statute of limitations applicable thereto.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Indiana, without regard to its conflict of law principles.

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IN WITNESS WHEREOF the parties have executed this agreement on the day and year first above written.

MANITEX INTERNATIONAL, INC.	AVIS INDUSTRIAL CORPORATION

/s/ David J. Langevin	/s/ Jacquelyn S. Duggan
David J. Langevin, Chairman and CEO	Jacquelyn S. Duggan, Chief Financial Officer

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